APAC CUSTOMER SERVICES, INC.

RESTRICTED STOCK AWARD AGREEMENT
PURSUANT TO
THE APAC CUSTOMER SERVICES, INC. 2005 INCENTIVE STOCK PLAN

THIS AGREEMENT (this “Agreement”) is made this      , 2006 (the “Grant Date”), between APAC Customer Services, Inc., an Illinois corporation (the “Company”), and      (the “Participant”).

R E C I T A L:

WHEREAS, the Company desires to grant to the Participant certain Restricted Shares under the Company’s 2005 Incentive Stock Plan (the “Plan”), which has been approved by its shareholders.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1. Grant of the Restricted Stock Award. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Participant an Award consisting of      Restricted Shares, subject to adjustment as set forth in Section 11 of the Plan. Capitalized terms not defined herein shall have the same meaning as set forth in the Plan. Each Restricted Share shall vest and become unrestricted in accordance with Section 2 hereof.

2. Vesting.

(a) Except as set forth at Section 2(b), 2(c), 2(d) or 2(e) hereof, the Award shall vest upon: (i) the attainment by the Company of the performance conditions set forth on Schedule A attached hereto and (ii) the Participant’s continuous employment with the Company until the second anniversary of the Grant Date.

(b) If a Change in Control occurs while the Participant is employed with the Company or one of its subsidiaries, the Restricted Shares shall immediately fully vest.

(c) If the performance conditions set forth on Schedule A have been achieved and thereafter the Participant’s employment with the Company is terminated due to the Participant’s death or Disability, the Restricted Shares shall immediately fully vest upon the occurrence of such termination. “Disability” shall mean a disability as determined under the Company’s long term disability benefit plan then in effect covering the Participant.

(d) If the Participant’s employment with the Company terminates prior to the date of vesting under Section 2(a) and 2(b), for any reason other than as provided in Section 2(c) hereof, the Award shall be forfeited by the Participant and cancelled by the Company. The Participant irrevocably grants to the Company the power of attorney to transfer any unvested Restricted Shares forfeited to the Company and agrees to execute any document required by the Company in connection with such forfeiture and transfer.

(e) Section 2(d) to the contrary notwithstanding, the Committee, in its sole discretion, may at any time cause all or part of the Participant’s Restricted Shares to vest upon a termination of the Participant’s employment.

(f) Upon the vesting of Restricted Shares pursuant to Section 2(a), 2(b), 2(c) or 2(e) hereof, all restrictions on such vested Restricted Shares shall lapse and such Restricted Shares shall become unrestricted and freely transferable.

3. Rights as a Shareholder. The Company will issue the Restricted Shares by registering the Restricted Shares in book entry form with the Company’s transfer agent in the Participant’s name and the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system. No certificate(s) representing all or a part of the Restricted Shares will be issued until the Restricted Shares become vested. The Participant may exercise all voting rights with respect to the Restricted Shares. Dividends (as they may be declared and paid on Common Stock to shareholders from time to time) shall not be payable on any Restricted Shares that are not vested.

4. No Right to Continued Employment. Without limiting the applicability of the Employment Agreement, this Agreement shall not be construed as giving the Participant the right to be retained in the employ of the Company.

5. Transferability. The Restricted Shares subject to the Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process, (collectively referred to as a “Transfer”) and any attempt to so Transfer such Restricted Shares shall be null and void, other than a Transfer by will or the laws of descent and distribution.

6. Repayment of Restricted Shares or Proceeds. The Company may rescind the Award, to the extent vested, if prior to (a) the occurrence of a Change of Control and (b) 183 days after the date of vesting of the Restricted Shares, the Participant violates any promise, covenant, or agreement relating to (i) restrictions on the Participant’s ability to compete with the Company or solicit its customers or employees or (ii) the Participant’s duty to keep information about the Company confidential. The Company may exercise such rescission right at any time within two years after the occurrence of an event under the foregoing clauses (i) or (ii). In the event of such rescission, the Participant shall either tender to the Company the then-vested Restricted Shares or, if the Restricted Shares are not within the Participant’s possession or control, shall pay to the Company an amount in cash equal to the proceeds of any Transfer thereof by the Participant (or, if no proceeds were received, a cash amount equal to the Fair Market Value of the Restricted Shares on the date of Transfer), in such manner and on such terms and conditions as may be required by the Company, and the Company shall be entitled to a right of set-off against any amount owed to the Participant by the Company.

7. Withholding. By accepting the Award, the Participant agrees to make appropriate arrangements with the Company for the satisfaction of any applicable federal, state or local income tax withholding requirements, including the payment to the Company of all such taxes and requirements in connection with the distribution or delivery of the vested Restricted Shares, or other settlement in respect of the Restricted Shares upon vesting, and the Company shall be authorized to take such action as may be necessary (including, without limitation, at the election of the Participant, (a) withholding vested Restricted Shares otherwise deliverable to the Participant hereunder, except that this election shall not apply in the case of withholding required upon the filing of an election under Section 83(b) of the Internal Revenue Code pursuant to Section 15 hereof, or (b) withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of such taxes; provided, however, that in no event shall the value of vested Restricted Shares so withheld by the Company exceed the minimum withholding rates required by applicable statutes.

8. Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile, (c) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its General Counsel and to the Participant at the address (or to the facsimile number) shown on the records of the Company.

9. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10. Authority of Committee. The Committee shall have full authority to interpret and construe the terms of this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, conclusive and binding.

11. Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Illinois without regard to its conflicts of law principles.

12. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument. Any facsimile of this Agreement shall be considered an original document.

13. Complete Agreement; Inconsistencies. The Award is made pursuant to the Plan, the terms of which are incorporated herein by reference. The Plan and this Agreement embody the complete agreement and understanding among the parties respecting the subject hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall prevail.

14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that the Participant may not assign any of the Participant’s rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.

15. Section 83(b) Election.

(a) The Participant understands that under Section 83(a) of the Code, the excess of the fair market value of unvested Restricted Shares on the date that forfeiture restrictions lapse (the vesting date) over the amount paid for such Restricted Shares on the Grant Date will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to withholding tax and tax reporting. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any unvested Restricted Shares upon a failure of the Company to attain the performance condition set forth in Section 2(a)(i) or, to the extent such performance condition is so attained, the termination of the Participant’s employment with the Company prior to the date of vesting provided in Section 2(a)(ii) and other than as provided in Section 2(b), 2(c) and 2(e) hereof. The Participant understands that the Participant may elect under Section 83(b) of the Code to be taxed at ordinary income rates on the fair market value of the unvested Restricted Shares at the time they are acquired, rather than when and as the Restricted Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days following the Grant Date of the Award. The Participant understands that (a) the Participant will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the unvested Restricted Shares are subsequently forfeited to the Company and (b) the 83(b) Election may cause the Participant to recognize more compensation income than the Participant would have otherwise recognized if the value of the Restricted Shares subsequently declines.

(b) THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B. THE PARTICIPANT UNDERSTANDS THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

(c) The Participant further understands that an additional copy of such election form should be filed with the Participant’s federal income tax return for the calendar year in which the date of this Agreement occurs. The Participant acknowledges that the foregoing is only a general summary of the federal income tax laws that apply to the Award of the Restricted Shares under this Agreement and does not purport to be complete.

(d) THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED THE PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF THE PARTICIPANT’S DEATH.

(e) The Participant agrees to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election attached hereto as Exhibit A. The Participant further agrees that the Participant will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit B if Participant chooses to make such an election.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Participant has hereunto set his hand, effective as of the Grant Date.

APAC CUSTOMER SERVICES, INC.

By:

Name:

Its:

Participant:

SCHEDULE A

EXHIBIT A

ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING
SECTION 83(b) ELECTION

The undersigned, a recipient of      shares of Common Stock of APAC Customer Services, Inc., an Illinois corporation (the “Company”), pursuant to a restricted stock award granted under the terms of the Company’s 2005 Incentive Stock Plan (the “Plan”), hereby states as follows:

1. The undersigned acknowledges receipt of a copy of the Restricted Stock Award Agreement and Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the Restricted Stock Award Agreement pursuant to which the award was granted.

2. The undersigned either (check and complete as applicable):

(a)	has consulted, and has been fully advised by, the undersigned’s own tax advisor, , whose business address is , regarding the federal, state and local tax consequences of receiving shares under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state law, or

(b)	has knowingly chosen not to consult such a tax advisor.

3. The undersigned hereby states that the undersigned has decided (check as applicable):

(a)	to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Restricted Stock Award Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986,” or

(b)	not to make an election pursuant to Section 83(b) of the Code.

4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s acquisition of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated:     , 2006
Participant:

EXHIBIT B

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

TAXABLE YEAR: 2006

2. The property with respect to which the election is made is described as follows:      shares of Common Stock of APAC Customer Services, Inc., an Illinois corporation (the “Company”).

3. The date on which the property was transferred is March 30, 2006.

4. The property is subject to the following restrictions:

The property is subject to a forfeiture right pursuant to which the Company can reacquire the shares if either (a) the Company fails to attain certain performance objectives for the period October 2, 2006 through December 30, 2006 or (b) the taxpayer’s services with the Company are terminated for certain reasons during the period commencing on March 30, 2006 and ending on March 30, 2008.

5. The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is $     (     dollars).

6. The amount (if any) paid for such property is $0.00.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated:     , 2006

Taxpayer